SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SUMMER ENERGY HOLDINGS, INC.

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SUMMER ENERGY HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2019

_____________________________________________

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting (the “Annual Meeting”) of Stockholders of Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), will be held on Monday, June 7, 2019, at 8:30 a.m. Central Standard Time at the Company’s principal executive offices, located at 5847 San Felipe Street, Suite 3700, Houston, Texas 77057 for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”) accompanying this notice (the “Notice”):

1.To elect three Class I Directors: J. Mace Meeks, Andrew Bursten and Albert LaRose, Jr., each to serve for a three-year term;

2.To consider and vote upon an advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement;

3.To consider and vote upon an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation;

4.To ratify the appointment of Whitley Penn LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.To transact such other business as may properly come before the Annual Meeting, or any postponement(s) or adjournment(s) thereof.

All stockholders of record at the close of business on April 10, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Company’s Board of Directors (the “Board of Directors” or “Board”) recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or a form of voting instructions in the mail, by mailing the completed proxy card or form of voting instructions. For detailed information regarding voting instructions, please refer to the section entitled “Voting Securities” beginning on page 2 of the Proxy Statement.

For admission to the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock (the “Common Stock”) as of the Record Date, such as a brokerage statement, proxy card or voting instruction form reflecting stock ownership.

INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.COLONIALSTOCK.COM/SUMMER2019 OR WWW.SEC.GOV. INFORMATION INCLUDED ON THE COLONIAL STOCK WEBSITE OR THE COMPANY’S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

By Order of the Board of Directors,

Houston, Texas/s/ Neil M. Leibman

April 26, 2019

Neil M. Leibman
Chief Executive Officer

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2019

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Summer Energy Holdings, Inc. (the “Company”) to be voted at the Annual Meeting to be held at the Company’s principal executive offices, located at 5847 San Felipe Street, Suite 3700, Houston, Texas on June 7, 2019, at 8:30 a.m. Central Time, and any and all adjournment(s) or postponement(s) thereof. In addition to the original solicitation by mail or through the Internet, certain of the Company’s officers, directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be borne by the Company. You may vote in person at the Annual Meeting, if you wish, even though you have previously mailed in your proxy or voted via telephone or the Internet, as set forth in more detail in this Proxy Statement. This Proxy Statement and the accompanying proxy are being made available to the Company’s stockholders via the Internet on or about April 26, 2019 and are being filed with the Securities and Exchange Commission on or about such date. The proxy solicitation materials will also be first sent on or about April 26, 2019 to all stockholders entitled to vote at the Annual Meeting.

Unless otherwise indicated, “Summer Energy,” the “Company,” “we,” “us” and “our” shall refer to Summer Energy Holdings, Inc.

The persons named as proxies, Neil M. Leibman and Jaleea P. George, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the election of each of the three nominees to serve as Class I directors on our Board listed in the Proxy Statement, FOR the non-binding resolution to approve executive compensation, THREE YEARS with respect to the frequency that stockholders will vote on our executive compensation, and FOR the ratification of Whitley Penn LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder delivering a written notice of revocation to the Secretary of the Company at 5847 San Felipe Street, Suite 3700, Houston, Texas 77057, Attn: Corporate Secretary, or by voting in person at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose

At the Annual Meeting, stockholders will be asked to elect three Class I directors, to provide non-binding advisory votes on executive compensation and the frequency of the stockholder vote on executive compensation, to ratify the appointment of Whitley Penn LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019, and to transact such other business as may properly come before the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice and are described in more detail in this Proxy Statement.

Voting Securities

The holders of shares of our common stock (the “Common Stock”) are entitled to vote on all matters that properly come before the Annual Meeting.

If, as of the Record Date, you are a registered holder (meaning that your shares of Common Stock are registered in our records as being held in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•by proxy: you may complete the proxy card and mail it to the Company;

•by Internet or telephone in accordance with the instructions in the proxy card; or

•in person: you may attend the Annual Meeting and cast your vote there.

If, as of the Record Date, you are a beneficial owner whose shares of Common Stock are held in “street-name” by a bank, broker or other record holder, please refer to your voting instructions card and other materials forwarded by the record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the matters presented at the Annual Meeting.

If you do not indicate how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly submitted proxy will be voted as the Board recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 5847 San Felipe Street, Suite 3700, Houston, Texas 77057 or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by the record holder for voting in person at the Annual Meeting. The beneficial holder also must obtain from the record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares of Common Stock in person.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD, OR SUBMIT

THEIR VOTE VIA TELEPHONE OR THE INTERNET, AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

If you receive more than one proxy card because your shares are registered in different names or at different addresses, please provide voting instructions for all proxy cards you receive so that all of your shares of Common Stock will be represented at the Annual Meeting. The Company is delivering Proxy Statements and Annual Reports to those stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 713-375-2793.

Record Date, Quorum and Voting Requirements

Record Date

To be able to vote, you must have been a stockholder as of the Record Date, April 10, 2019. As of the Record Date, 30,615,833 shares of Common Stock were issued and outstanding.  Each share of Common Stock is entitled to one (1) vote.

Quorum

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of the Company’s Common Stock entitled to vote and representing at least a majority of the Company’s outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing at least 15,307,917 votes must be present in person or by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Required Vote

For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter, including broker non-votes, are considered stockholders who are present and entitled to vote and count toward the quorum. As used herein, “broker non-vote” means the votes that are not cast on the matter in question by a broker with respect to shares of Common Stock because (i) the broker has not received voting instructions from the beneficial owner on such matter and (ii) such broker lacks discretionary voting authority to vote the shares of Common Stock on such matter. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal 4 included in this Proxy Statement unless they receive other instructions from the beneficial owners. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes is discussed under each respective proposal below.

Proposal One, Election of Directors. Our directors will be elected by a plurality of votes cast at the Annual Meeting.  This means that the three nominees for director who receive the most votes will be elected.  Only votes “for” or “against” affect the outcome. Abstentions are not counted for the purposes of election of directors. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two, Advisory Vote on Executive Compensation.  An advisory, non-binding resolution to approve executive compensation as described in this Proxy Statement.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution.  While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

Proposal Three, Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. An advisory, non-binding vote with respect to the frequency that stockholders will vote on our executive compensation.  Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast.  However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.  While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.  Although this vote is not binding, the Board will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements

Proposal Four, Ratification of Whitley Penn LLP as our Independent Registered Public Accounting Firm. Ratification of Whitley Penn LLP requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.  If the selection of Whitley Penn LLP as our independent registered public accounting firm is not ratified, the Audit Committee of the Board will reconsider its selection.

Other Matters. For each other matter brought before the stockholders at the Annual Meeting for a vote, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the Annual Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, located at 5847 San Felipe Street, Suite 3700, Houston, Texas, 77057, Attn: Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals for 2020 Annual Meeting of Stockholders

Any stockholder desiring to submit a proposal for action at the 2020 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 5847 San Felipe Street, Suite 3700, Houston, Texas, 77057, no later than December 28, 2019 in order to be considered for inclusion in the Company’s proxy statement relating to the 2020 annual meeting of stockholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2020 annual meeting of stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted until March 12, 2020; thereafter, the Company will use its voting authority as described above.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors, divided among three classes.  Our Class I Directors, whose term will expire at the Annual Meeting, are J. Mace Meeks, Andrew Bursten and Al LaRose, Jr.  Our Class II Directors, whose terms will expire at the annual meeting of our stockholders in the year 2020, are Tom O’Leary and James Stapleton.  Our Class III Directors, whose terms will expire at the annual meeting of our stockholders in the year 2021, are Jaleea George, Neil Leibman and Stuart Gaylor.  The Board has nominated three incumbent directors, J. Mace Meeks, Andrew Bursten and Al LaRose, Jr., to serve as the Class I Directors.  The term of the Class I Directors who are elected at the Annual Meeting will expire at the annual meeting of our stockholders in the year 2022.

It is intended that shares represented by the proxies will be voted FOR the election to the Board of the persons named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.

The following lists the three nominees for election as directors at the Annual Meeting and the five directors of our Company whose term of office will continue after the Annual Meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board. The number of shares of our Common Stock beneficially owned by each director, as of April 10, 2019, is set forth in this proxy statement under the caption “Beneficial Ownership of Securities.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for Election as Directors

Name	Age	Position with the Company
Jeffery Mace Meeks	53	Director
Andrew Bursten	54	Director
Albert LaRose, Jr.	64	Director

Jeffery Mace Meeks, 53. J. Mace Meeks has been a member of the Company’s Board since March 2012.  Mr. Meeks has been a partner at Insgroup Insurance Agency since January 1, 2015.  Prior to that, and since 1996, Mr. Meeks was a partner at Dean & Draper Insurance Agency, LP.   Upon graduating from Rice University in 1989, Mr. Meeks entered the insurance industry.  He has accumulated 25 years of expertise in his field.  As a leading producer over the past 25 years, Mr. Meeks, has developed a broad foundation of knowledge in commercial insurance, personal insurance, and employee benefits.  With over 800 specific clients, Mr. Meeks prides himself on developing a tailor-made insurance program to fit each client.

Mr. Meeks’ background and experience in the risk management and insurance industry brings to the Board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.

Andrew Bursten, 54.  Andrew Bursten has been a member of the Company’s Board since 2013.  Since 2007, Andrew Bursten has been a private investor and entrepreneur.  Prior to that time, Mr. Bursten served as Chairman of CyrusOne, an outsourced data center service provider, from inception in 2000 until 2007, when it was successfully sold to a private equity investment firm. Prior to CyrusOne, Mr. Bursten co-founded and served as the President of Coastal Telephone Company, a long-distance telecommunications company in 1985.  Through his leadership, Coastal Telephone Company grew from a Texas-based company to servicing over 100,000 customers in 19 states.  In 1999, Coastal Telephone Company was successfully sold to Eclipse Telecommunications, a subsidiary of IXC Communications (NASDAQ: IIXC).

Mr. Bursten currently serves on the board of directors for a variety of non-profit organizations.  He is the former President of the Board of Trustees and remains on the Executive Committee for The Emery Weiner School and a former Executive Committee member and Advisory Board member for the Holocaust Museum Houston.  He has also served on the boards of The Alley Theater, Bellaire Little League, The Fay School, Congregation Emanu El and The Evelyn Rubenstein Jewish Community Center.  Mr. Bursten attended Tulane University and later received his law degree from The Thurgood Marshall School of Law.

Mr. Bursten brings corporate governance expertise to the Board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance leadership to our Board.

Al LaRose, Jr., 64.  Albert LaRose, Jr. is an entrepreneur from St. Louis, MO.  Mr. LaRose has been a member of the Company’s Board since April 2018. In 1980, Mr. LaRose co-founded Special Logistics, LLC in Houston, Texas.  Serving as President and COB, Mr. LaRose grew a startup messenger service into a nationwide logistics organization with 14 locations and a thousand employees, specializing in retail pool distribution.  Special Logistics was acquired in 2017 by JB Hunt Transport Services.  Since that time Mr. LaRose has been managing personal investments and developing various real estate projects.

Mr. LaRose’s experience in managing a large organization provides the Board invaluable business strategy and leadership experience.

Directors Whose Terms Expire in 2020

Tom D. O’Leary, 62. Tom O’Leary has been a member of the Company’s Board since 2013. Mr. O’Leary is currently the CEO and COO of Horizon Power and Light, LLC, a retail electric provider in the northeastern United States, and has served in such position since 2006.  Mr. O’Leary is also currently the President of PDS Management Group, LLC, a project development and construction management firm for commercial, industrial, institutional, entertainment and retail, hospitality and mixed-use developments with projects primarily in Texas and the southwest.  Mr. O’Leary currently serves on the board of directors and as treasurer of USGBC Texas Gulf Coast Chapter.  Mr. O’Leary also currently serves on the board of directors of the Memorial Park Conservancy and the Houston Arboretum and was the Arboretum’s president from 2009-2011. From 2002-2005, Mr. O’Leary served on the board of Gexa Energy Corp., a pioneer in the Texas retail electricity marketplace.  Mr. O’Leary has previously served as a director of other private and public companies, as well as a director of various other charitable organizations.  Mr. O’Leary received a bachelor’s degree in Architecture and a Masters of Business Administration from the University of Houston.

Mr. O’Leary’s industry experience has given him extensive knowledge of the Company’s business model and he brings leadership and unique perspective to the Board.

James P. Stapleton, 57. James Stapleton has been a member of the Company’s Board since March, 2012.  Mr. Stapleton is currently CFO of Mount Tam Biotechnologies Inc. (OTCMKTS: MNTM) where he has served since May 2016.  From August 2012 to September 2014, Mr. Stapleton was the CFO at Ozone International, LLC, which provides ozone equipment and solutions to food processors.  From February 2012 to June 2012, Mr. Stapleton was the CFO for Jones Soda (NASDAQ: JSDA).  From 2007 to 2011, Mr. Stapleton was a consultant and advisor to a variety of companies, both public and private.  From May 2005 through July 2007, Mr. Stapleton was the Chief Financial Officer of Bionovo (NASDAQ: BNVI).  From January 2003 through April 2005, Mr. Stapleton was the Chief Financial Officer of Auxilio (OTC BB AUXO).  From 1996 through 2002, Mr. Stapleton was employed in a variety of positions for Prosoft Training (NASDAQ: POSO), including Corporate Secretary, Vice President Investor relations, and Chief Financial Officer.  Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from

1995 through February 1996.  Mr. Stapleton graduated from the University of California at Irvine (UCI) with a MBA in 1995, and from the University of Washington with a BA in Economics in 1985.

Mr. Stapleton brings corporate governance and financial expertise to the Board garnered through his leadership positions and board service with other entities.  His experience and qualifications provide sound governance and financial leadership to the board.

Directors Whose Terms Expire in 2021

Stuart C. Gaylor, 58. Stuart Gaylor has been a member of the Company’s Board since March 2012 and was elected Chairman of the Board in April 2012. Mr. Gaylor is the Real Estate President for Prime Communications LP.  Prime is the largest AT&T Authorized Retailer in the US with nearly 2,000 locations coast-coast.  He is also President of Lighthouse Property Development LLC, a real estate development firm specializing in retail development.

Mr. Gaylor was previously the CEO and CFO of Al’s Formal Wear, a tuxedo specialty retailer which rents and sells formalwear. He was born in Houston and graduated from Bellaire High School. He attended the University of Texas at Austin, graduating with a BBA in Accounting and Data Processing in 1983. Upon college graduation, Stuart worked briefly at Ernst & Whinney, where he earned his CPA certificate. He joined Al’s Formal Wear in late 1984 as the company’s controller. He became President in 1996 and then CEO in 2014. Stuart served as a member of the board of directors of Gexa Energy from 2002-2005. Stuart is currently on the Board and Executive Committee of Congregation Emanu El. Stuart is married to Anita for 33 years. They have three adult children.

Mr. Gaylor’s experience in managing a large organization provides the Board invaluable business strategy and leadership experience. Further, Mr. Gaylor’s previous experience on the board of a retail electric provider in Texas proves valuable as the Company continues to execute on its business plan.

Neil M. Leibman, 59. Neil Leibman has been a member of the Company’s Board since January 2013.  Mr. Leibman is the Company’s Chief Executive Officer and has served in such capacity since January 2013.  From January 2013 through February 2014, Mr. Leibman served as the Company’s President and Chief Executive Officer.  Since 2006, Mr. Leibman has been Chairman and CEO of Aspen Pipeline, LP, a company which develops and operates midstream pipeline projects, primarily in Texas.  Since 2006, Mr. Leibman has also been an officer of Horizon Power and Light, LLC, a retail electric provider in the northeastern United States.  Mr. Leibman served, from 2001-2005, as Chairman and CEO of Gexa Energy Corp., a pioneer in the Texas retail electricity marketplace, where he helped grow the company from a start-up to an established firm with revenues of $500 million, and also oversaw the sale of that company to FPL Group, Inc. (NYSE: FPL) in June 2005. Prior to his time at Gexa, Mr. Leibman was an entrepreneur and corporate attorney, investing in and advising a variety of companies.  Mr. Leibman currently serves on the board of the Texas Rangers, the Texas Rangers Foundation, Tumbleweed Resources, LLC and the St. Francis Episcopal Day School.  Mr. Leibman has previously served as a director of both private and public companies, as well as a director of various charitable organizations.  Mr. Leibman received a BA from Emory University and a Masters of Business Administration and Juris Doctorate, with honors, from the State University of New York, Buffalo.

Mr. Leibman’s industry experience has given him extensive knowledge of the Company’s business model and brings leadership and unique perspective to the Company and the Board.

Jaleea P. George, 57. Jaleea George has been a member of the Company’s Board since March 2012.  She has been the Company’s Secretary, Treasurer and Chief Financial Officer since March 2012, was a founding member of Summer Energy, LLC, and manages all financial operations of the Company.  Since 2007, Ms. George has performed accounting and financial functions in the Maryland and District of Columbia markets for Horizon Power & Light, LLC (“Horizon”).  Horizon is not a competitor of the Company.  Ms. George has extensive accounting, taxation and administration experience.  Ms. George has served in various financial positions that encompassed a diverse range of industry experience, including a 9,600-mile pipeline company covering several states, an international manufacturing company with operations in thirty-two countries, and a project developer of a 50-megawatt wood-waste biomass fired electricity generations facility.  Prior to joining Horizon, Ms. George served as the Director of Finance of a major not-for-profit organization.  Ms. George graduated from The University of

Texas at Austin with a BBA in accounting and is certified by the Texas State Board of Public Accountancy.  She is a member of the American Institute of Certified Public Accountants (AICPA), Texas Society of CPAs (TSCPA) and the Houston Chapter of TSCPA.

Ms. George’s financial and accounting experience, particularly in the retail electric industry, provides the Board with necessary skills and expertise due to her extensive knowledge of our industry and in-depth knowledge of our business and operations.

Board Meeting and Attendance

During fiscal year 2018, our Board held nine meetings in person or by telephone and acted by written consent on four occasions. Members of our Board were provided with information between Board meetings regarding the Company’s operations and were consulted on an informal basis with respect to pending business.  Each director attended at least 80% of the total number of Board meetings and the meetings held by all committees of our Board on which such director served during the year.

Director Independence

The Board, in the exercise of its reasonable business judgment, has determined that the following members of the Board meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards:  James Stapleton, J. Mace Meeks, Stuart Gaylor, Tom O’Leary, Andrew Bursten and Al LaRose, Jr.

Board Leadership Structure

We have chosen to split the roles of Chairman of the Board and Chief Executive Officer. Mr. Leibman serves as Chief Executive Officer while Mr. Gaylor is currently the non-executive Chairman of the Board. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.

The Audit Committee of our Board also provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us, such as financing activities. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met.  The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.  The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Committees of the Board

Compensation Committee

The Compensation Committee is presently composed of J. Mace Meeks, who serves as chairperson, Andrew Bursten and Tom O’Leary.  Each of Messrs. Meeks, Bursten and O’Leary meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards.  Pursuant to the authority delegated to it by the Board, the Compensation Committee reviews the performance of our executive officers and establishes overall employee compensation policies. The Compensation Committee also reviews and recommends compensation levels for our directors and our corporate officers, including salary, bonus, and stock option grants. The compensation levels recommended by the Compensation Committee are ratified by the Board. The Compensation Committee may not delegate its responsibilities, and our executive officers are not involved in determining or recommending the amount or form of executive and director compensation. The Compensation Committee met in person or via telephone one time during the fiscal year ended December 31, 2018 and acted by written consent on two occasions. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.summerenergy.com.

Audit Committee

The Audit Committee is presently composed of James Stapleton, who serves as chairperson, Stuart Gaylor and J. Mace Meeks, all of whom meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. The Board has also determined that each of James Stapleton and Stuart Gaylor is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The functions of the Audit Committee include, among other things, reviewing our annual and quarterly financial statements, reviewing and discussing the results of each audit and quarterly review with our independent registered public accounting firm, and discussing the adequacy of our accounting and control systems. The Audit Committee met seven times during the fiscal year ended December 31, 2018. The Audit Committee operates under a written charter adopted by the Board, which is available on our company website at www.summerenergy.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Tom O’Leary, who serves as chairperson, Andrew Bursten, and Stuart Gaylor, all of whom meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards.  The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on our company website at www.summerenergy.com.  The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2018.

Nomination of Directors

Nominees for the Board at the Annual Meeting were recommended by our Nominating and Corporate Governance Committee and approved by the Board. In identifying potential nominees, the Nominating and Corporate Governance Committee took into account such factors as it deemed appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management, director independence, and the need for specialized expertise. The Nominating and Corporate Governance Committee does not have a formal diversity policy; in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.  There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board.

The Nominating and Corporate Governance Committee seeks to identify director nominees through a combination of referrals, including referrals provided by management, existing members of the Board and our stockholders, and direct solicitations, where warranted. Referrals of director nominees should be sent to the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, Summer Energy Holdings, Inc., 5847 San Felipe Street, Suite 3700, Houston, Texas 77057. All referrals will be compiled by the Chief Financial

Officer and forwarded to the Nominating and Corporate Governance Committee for their review and consideration. At a minimum, a recommendation should include the individual’s name, current and past business experience, professional affiliations, age, stock ownership in the Company, particular business qualifications, and such other information as the stockholder deems relevant to assist the Nominating and Corporate Governance Committee in considering the individual’s potential service as a director.

Communications with the Board

Stockholders may communicate with the Board or any individual director by sending written communications addressed to the Board, or to the individual member of the Board, c/o Chief Financial Officer, Summer Energy Holdings, Inc., 5847 San Felipe Street, Suite 3700, Houston, Texas 77057. All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.  There have been no material changes to the procedures by which interested parties may communicate with the Board.

Review and Approval of Transactions with Related Parties

In accordance with our Audit Committee procedures, the Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K.  We have adopted a written Related Party Transactions Policy (the “Policy”), which has been approved by the Audit Committee. The Policy outlines our policies and procedures for the review, approval or ratification of certain transactions in which any of our related parties had or will have a direct or indirect material interest.

Code of Ethics

We have adopted a “code of ethics,” as defined in Item 406(b) of Regulation S-K that applies to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is attached as Exhibit 14.1 to our Form 10-Q, filed with the SEC on May 15, 2012, is available on our website, www.summerenergy.com, and is available upon written request to the Company’s Secretary at 5847 San Felipe Street, Suite 3700, Houston, Texas 92691, Attn: Corporate Secretary.

Director Attendance at Annual Meetings

Directors are encouraged to attend annual meetings of stockholders. One non-executive member attended the 2018 annual meeting of stockholders.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Neil M. Leibman	59	Chief Executive Officer
Jaleea P. George	57	Chief Financial Officer, Secretary, Treasurer
Angela Hanley	41	President

All officers serve at the discretion of the Board.

For additional information with respect to Mr. Leibman and Ms. George, who also serve as members of our Board, please refer to their profiles set forth above under the section titled “ELECTION OF DIRECTORS.”

Angela Hanley, 41. Angela Hanley was appointed President of the Company in February 2014, having previously served as the Company’s Senior Vice President of Operations and Marketing from February, 2013 through February 2014.  Ms. Hanley has over 15 years of experience in the deregulated electricity and natural gas markets. Ms. Hanley is responsible for all operational, day to day activities of the Company as well as sales and marketing efforts.  Ms. Hanley served as a vice president of operations and marketing for the Company’s subsidiary, Summer Energy, LLC, from April 2011 through February 2014, where she helped launch Summer Energy, LLC’s initial marketing efforts and assisted with operations.  From January 2009 until she joined Summer Energy, LLC, Ms. Hanley was the Regional Marketing Manager for Atmos Energy, one of the country’s largest natural-gas-only distributors selling natural gas supply and services to industrial and commercial customers in Tennessee, Alabama, Kentucky and Texas.  From October 2007 through December 2008, Ms. Hanley served as President, Operations for Horizon Power & Light, LLC, a retail electric provider in the Northeast. Since 2002 Ms. Hanley has held various marketing positions for other retail electric providers in Texas including Business Development Manager, Marketing Manager, and Director of Sales. Ms. Hanley has a Bachelor of Science degree from Stephen F. Austin State University in Nacogdoches, Texas. She is also a member of the Women’s Energy Network.

Legal Proceedings

No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

Family Relationships

There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table discloses the compensation received in each of the last two fiscal years by our “Named Executive Officers.”  Our Named Executive Officers include persons who (i) served as our principal executive officer during the most recent fiscal year, (ii) were serving at fiscal year-end as our two most highly compensated executives, other than the principal executive officer, and (iii) if applicable, individuals for whom disclosure would have been provided as a most highly compensated executive, but for the fact that the individual was not serving as an executive at fiscal year-end.

Name and Principal Position	Year	Salary ($)	Bonuses and Commissions ($)	Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($) (2)	Total ($)

Neil M. Leibman (3)	2018	$200,000	$-	$-	$34,413		$180	$234,593
Chief Executive Officer	2017	$185,000	$12,500	$-	$19,082		$-	$216,582

Angela Hanley (4)	2018	$220,000	$-	$-	$378,539	$		$598,539
President	2017	$190,000	$16,000	$-	$238,409		$-	$444,409
							-
Jaleea P. George (5)	2018	$185,000	$-	$-	$229,418		$2,635	$417,053
Chief Financial Officer,	2017	$175,000	$12,500	$-	$137,961		$1,779	$327,240
Secretary and Treasurer

Travis Andrews (6)	2018	$268,240	$-	$-	$-		$-	$268,240
Chief Supply Officer	2017	$262,500	$-	$-	$190,820		$-	$453,320

(1)A discussion of the methods used in the calculation of these values may be found in Notes 13 and 14 to the consolidated financial statements which is in Part IV, Item 15 of our 2018 Annual Report on Form 10-K. These values reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years ended December 31, 2018 and December 31, 2017, computed in accordance with ASC Topic 718.

(2)The Company paid Ms. George’s costs related to her certified public accounting license, including licensing fees and costs related to her continuing education and Mr. Leibman’s legal continuing education.

(3)Mr. Leibman was appointed as the Company’s President and Chief Executive Officer on January 21, 2013. Effective February 3, 2014, Mr. Leibman resigned as President and currently serves as Chief Executive Officer.  On October 30, 2017, Mr. Leibman was granted a fully vested option to purchase 10,000 shares of the Company’s Common stock with a strike price of $2.15 per share based on the Company reaching certain performance metrics as set forth in Mr. Leibman’s employment agreement. On February 20, 2018, Mr. Leibman was granted an option with a vest date of July 1, 2018 to purchase 15,000 shares of the Company’s Common stock with a strike price of $ 2.50 based on the Company reaching certain metrics as set forth in Mr. Leibman’ s employment agreement.   In December 2018 and 2017, the Board paid Mr. Leibman a bonus of $0 and $12,500, respectively.

(4)Ms. Hanley was appointed as President effective February 3, 2014.  From February 11, 2013 through February 3, 2014, Ms. Hanley was Executive Vice President of Operations and Marketing. On January 1, 2017, in connection with her employment agreement, Ms. Hanley was granted a stock option to purchase 150,000 shares of the Company’s Common Stock with a strike price of $2.50 per share which will vest on January 1, 2022, provided she remains employed by the Company.  On October 30, 2017, Ms. Hanley was

granted a fully vested option to purchase 15,000 shares of the Company’s Common Stock with a strike price of $2.15 per share, based on the Company reaching certain performance metrics as set forth in Ms. Hanley’s employment agreement.  On February 20, 2018 in connection with her employment agreement, Ms. Hanley was granted a stock option to purchase 150,000 shares of the Company’s Common Stock with a strike price of $2.50 per share which will vest on January 1, 2023, provided she remains employed by the Company. On February 20, 2018, Ms. Hanley was granted an option with a vest date of July 1, 2018 to purchase 15,000 shares of the Company’s Common stock with a strike price of $ 2.50 based on the Company reaching certain metrics as set forth in Ms. Hanley’s employment agreement. In December 2018 and 2017, the Board paid Ms. Hanley a bonus of $0 and $16,000, respectively.

(5)Ms. George was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer on March 27, 2012.  On January 1, 2017, in connection with her employment agreement, Ms. George was granted a stock option to purchase 85,000 shares of the Company’s Common Stock with a strike price of $2.50 per share which will vest on January 1, 2022, provided she remains employed by the Company.  On October 30, 2017, Ms. George was granted a fully vested option to purchase 15,000 shares of the Company’s Common Stock with a strike price of $2.15 per share, based on the Company reaching certain performance metrics as set forth in Ms. George’s employment agreement.  On February 20, 2018 in connection with her employment agreement, Ms. George was granted a stock option to purchase 85,000 shares of the Company’s Common Stock with a strike price of $2.50 per share which will vest on January 1, 2023, provided she remains employed by the Company. On February 20, 2018, Ms. George was granted an option with a vest date of July 1, 2018 to purchase 15, 000 shares of the Company’s Common stock with a strike price of $ 2.50 based on the Company reaching certain metrics as set forth in Ms. George’s employment agreement.  In December 2018 and 2017, the Board paid Ms. George a bonus of $0 and $12,500, respectively.

(6)Mr. Andrews was appointed as the Senior Vice President of Risk Management for the Company’s subsidiary, Summer Energy, LLC on February 17, 2014 and currently serves as the Company’s Chief Supply Officer.   Pursuant to the terms of his employment agreement, on October 13, 2016, Mr. Andrews was granted an option to purchase 100,000 shares of the Company’s Common Stock with a strike price of $1.10 which vest immediately.  On October 30, 2017, pursuant to the terms on his employment agreement, Mr. Andrews was granted an option to purchase 100,000 shares of the Company Common Stock with a strike price of $2.15 which vest immediately.

Narrative to Summary Compensation Table

Neil M. Leibman

Effective January 21, 2013, the Board appointed Neil M. Leibman to serve as the Company’s President and Chief Executive Officer.  Mr. Leibman was also appointed to the Board in 2013 to fill a vacancy on the Board.  Effective as of January 1, 2017, the Company entered into an employment agreement (the “Leibman Agreement”) with Neil M. Leibman to serve as Chief Executive Officer (“CEO”) of the Company.  Mr. Leibman will continue to report to the Company’s Board and will have duties and responsibilities assigned by the Board.  The Leibman Agreement is effective as of January 1, 2017, has a term of two (2) years, and provides for an annual base salary of $185,000 for the calendar year of 2017, which increased to $200,000 for the calendar year 2018.  Mr. Leibman also receives the customary employee benefits paid by the Company.  Mr. Leibman is eligible to receive additional fully-vested options to purchase common stock of the Company upon reaching certain milestones related to the performance of the Company.  Effective October 20, 2017, the Leibman Agreement was amended to adjust the performance metrics that must be met by the Company in order for Mr. Leibman to receive additional equity compensation.  Pursuant to the amendment, in the event the Company meets certain performance milestones, Leibman would be granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the greater of: (i) the fair market value of a share of stock on the date of grand and (ii) $2.50 per share.   These performance metrics were not met in 2018.

The Company may terminate Mr. Leibman’s employment under the Leibman Agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Leibman would receive severance pay for six (6) months.

Jaleea P. George

On March 27, 2012, Jaleea P. George was appointed as our Secretary, Treasurer and Chief Financial Officer (“CFO”).  Effective as of January 1, 2017, the Company entered into an employment agreement (the “George Agreement”) with Jaleea P. George to serve as Secretary, Treasurer and Chief Financial Officer (“CFO”) of the Company.  Ms. George will continue to report to the Company’s Board and will have duties and responsibilities assigned by the Board.  The George Agreement is effective as of January 1, 2017, has a term of two (2) years, and provides for an annual base salary of $175,000 for the calendar year of 2017, which was increased to $185,000 for the calendar year 2018.  Ms. George also receives the customary employee benefits paid by the Company.  Ms. George was granted an option to purchase 85,000 shares of the Company’s Common Stock on or about January 1, 2017 with a strike price of $2.50 per share, which option will vest five (5) years from the date of the grant so long as Ms. George is employed by the Company, and was granted a second option to purchase 85,000 shares of the Company’s Common Stock on or about January 1, 2018 with a strike price which is the greater of (i) the fair market value of a share of the Company’s Common Stock on the date of grant and (ii) $2.50 per share, which option will vest five (5) years from the date of the grant so long as Ms. George is employed by the Company. Effective October 20, 2017, the George Agreement was amended to adjust the performance metrics that must be met by the Company in order for Ms. George to receive additional equity compensation.  Pursuant to the amendment, in the event the Company meets certain performance milestones, Ms. George would be granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the greater of: (i) the fair market value of a share of stock on the date of grand and (ii) $2.50 per share.   These performance metrics were not met in 2018.

The Company may terminate Ms. George’s employment under the George Agreement without cause at any time on thirty days’ advance written notice, at which time Ms. George would receive severance pay for six (6) months.

Travis Andrews

Mr. Andrews was appointed as the Senior Vice President of Risk Management for the Company’s subsidiary, Summer Energy, LLC on February 17, 2014 and is party to a written employment agreement with the Company dated as of August 11, 2014 (the “Andrews Employment Agreement”).  The Andrews Employment Agreement continues through July 1, 2018 unless earlier terminated.  Mr. Andrews’ compensation for 2014, set forth in the Andrews Employment Agreement, includes an annual base salary of $225,000.  Mr. Andrews is also eligible for an annual discretionary bonus based upon performance metrics as reasonably determined by the Company from time to time.   Mr. Andrews will also receive the customary employee benefits paid by the Company.  The Andrews Employment Agreement contains customary provisions for termination for cause (as defined in the employment agreement). Mr. Andrews is also subject to a non-solicitation and non-compete covenant for a period of two (2) years following the termination of Mr. Andrews’ employment for any reason.

Angela Hanley

Effective as of January 1, 2017, the Company entered into an employment agreement (the “Hanley Agreement”) with Angela Hanley to serve as President (“President”) of the Company.  Ms. Hanley will continue to report to the Board and will have duties and responsibilities assigned by the Board.  The Hanley Agreement is effective as of January 1, 2017, has a term of two (2) years, and provides for an annual base salary of $190,000 for the calendar year 2017, which was increased to $220,000 for the calendar year 2018.  Ms. Hanley also receives the customary employee benefits paid by the Company.  Ms. Hanley was granted an option to purchase 150,000 shares of the Company’s Common Stock on or about January 1, 2017 with a strike price of $2.50 per share, which option will vest five (5) years from the date of the grant so long as Ms. Hanley is employed by the Company, and was granted a second option to purchase 150,000 shares of the Company’s common stock on or about January 1, 2018 with a strike price which is the greater of (i) the fair market value of a share of the Company’s common stock on the date of grant and (ii) $2.50 per share, which options vest five (5) years from the date of the grant so long as Ms. Hanley is employed by the Company.  Effective October 20, 2017, the Hanley Agreement was amended to adjust the performance metrics that must be met by the Company in order for Ms. Hanley to receive additional equity compensation.  Pursuant to the amendment, in the event the Company meets certain performance milestones, Ms. Hanley would be granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the greater of: (i) the fair market value of a share of stock on the date of grand and (ii) $2.50 per share.   These performance metrics were not met in 2018.

The Company may terminate Ms. Hanley’s employment under the Hanley Agreement without cause at any time on thirty days’ advance written notice, at which time Ms. Hanley would receive severance pay for twelve (12) months.

The foregoing summary of the terms of the George Agreement, the Leibman Agreement, and the Hanley Agreement are qualified in their entirety to the actual terms of the employment agreements, which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2017.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table details all outstanding equity awards held by Named Executive Officers at December 31, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Neil M. Leibman	125,000	-	-	$1.00	1/21/2023	-	-	-	-
	125,000	-	-	$1.00	1/21/2023	-	-	-	-
	151,115	-	-	$1.50	5/13/2024	-	-	-	-
	25,000	-	-	$1.00	1/21/2025	-	-	-	-
	25,000	-	-	$1.00	7/3/2025	-	-	-	-
	35,000	-	-	$1.00	8/6/2025	-	-	-	-
	10,000	-	-	$2.15	10/30/2027	-	-	-	-
	15,000	-	-	$2.50	2/20/2028	-	-	-	-

Angela Hanley	12,500	-	-	$1.00	2/3/2024	-	-	-	-
	12,500			$1.00	2/3/2024	-	-	-	-
	25,000	-	-	$1.00	7/3/2025	-	-	-	-
	25,000	-	-	$1.00	7/3/2025	-	-	-	-
	100,000	-	-	$1.00	7/3/2025	-	-	-	-
	35,000	-	-	$1.50	8/6/2025	-	-	-	-
	10,000	-	-	$1.50	12/11/2020	-	-	-	-
	-	150,000	-	$2.50	1/1/2027	-	-	-	-
	15,000	-	-	$2.15	10/30/2027	-	-	-	-
	-	150,000		$2.50	2/20/2028	-	-	-	-
	15,000	-		$2.50	2/20/2028	-	-	-	-

Jaleea P. George	35,000	-	-	$1.00	1/21/2025	-	-	-	-
	35,000	-	-	$1.00	7/3/2025	-	-	-	-
	75,000	-	-	$1.50	7/3/2025	-	-	-	-
	35,000	-	-	$1.50	8/6/2025	-	-	-	-
	10,000	-	-	$1.50	12/11/2020	-	-	-	-
	-	85,000	-	$2.50	1/1/2027	-	-	-	-
	10,000	-	-	$2.15	10/30/2027	-	-	-	-
	-	85,000	-	$2.50	2/20/2028	-	-	-	-
	15,000	-	-	$2.50	2/1/2028	-	-	-	-

Travis Andrews	100,000	-	-	$1.00	7/3/2025	-	-	-	-
	25,000	-	-	$1.00	7/3/2025	-	-	-	-
	100,000	-	-	$1.10	7/3/2026	-	-	-	-
	100,000	-	-	$2.15	10/30/2027	-	-	-	-

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2018 with respect to our existing equity compensation plans under which shares of our Common Stock are authorized for issuance.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1):	632,000	$1.24	2,000
Equity compensation plans approved by security holders (2):	1,481,000	$1.76	19,000
Equity compensation plans approved by security holders (3):	501,250	$2.42	998,750
Equity compensation plans not approved by security holders (4):	1,396,993	$1.41	-
Total	4,011,243		1,019,750

(1)  This plan is the 2012 Stock Option and Stock Award Plan.

(2)  This plan is the 2015 Stock Option and Stock Award Plan.

(3)  This plan is the 2018 Stock Option and Stock Award Plan.

(4)From time to time and at the discretion of the Board, we may issue warrants and stock options to our key individuals or officers as performance-based compensation.

DIRECTOR COMPENSATION FOR 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non -Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stuart C. Gaylor	-	-	$79,944	-	-	-	$79,944
Jeffery Mace Meeks	-	-	$69,951	-	-	-	$69,951
James P. Stapleton	-	-	$69,951	-	-	-	$69,951
Andrew Bursten	-	-	$69,951	-	-	-	$69,951
Tom D. O'Leary	-	-	$69,951	-	-	-	$69,951
Al LaRose, Jr.	-	-	$54,073	-	-	-	$54,073

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board with a grant of options to purchase up to 35,000 shares of the Company’s Common Stock on an annual basis, granted quarterly.   With the exception of the Chairman, as described below, in the 2018 fiscal year, a total of 35,000 options to purchase the Company’s Common Stock were granted to each non-executive director with exercise prices of $2.25 – $2.50 per share.  The Chairman of the Board, Mr. Gaylor, was granted an option to purchase 40,000 shares of the Company’s Common Stock per year. In the 2018 fiscal year, other than as disclosed regarding additional compensation to the Chairman of the Board, directors were paid no additional compensation for service as a member of the Audit Committee, the Nominating and Corporate Governance Committee or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates, and motivates qualified executives and other key associates. The Committee consists of Mr. Meeks, who acts as chairperson, Mr. Bursten and Mr. O’Leary.  No member of the Compensation Committee is an employee or officer.  As a smaller reporting company, the Company is not required to provide a report of the Compensation Committee; however, the Company is including this report to provide additional details to the stockholders of the Company.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the Company’s industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of our executive officers is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

By the Compensation Committee,

J. Mace Meeks, Chairman

Andrew Bursten

Tom O’Leary

April 26, 2019

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our Common Stock as of April 10, 2019, by (i) each current director and director nominee; (ii) each executive officer named in the summary compensation table included herein who was serving as an executive officer at the end of the 2018 fiscal year; (iii) all our current directors, director nominees and executive officers as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of our Common Stock.  Unless otherwise noted, each of the following disclaims any beneficial ownership of the shares, except to the extent of his or her pecuniary interest, if any, in such shares.

Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent
Directors, Officers and Director Nominees:
Neil M. Leibman	4,639,386(3)	14.90%
Jaleea P. George	922,338(4)	2.99%
Angela Hanley	447,171(5)	1.45%
Stuart C. Gaylor	2,567,469(6)	8.34%
Jeffery Mace Meeks	187,500(7)	*
James P. Stapleton	187,500(8)	*
Tom D. O’Leary	4,396,041(9)	14.21%
Andrew Bursten	1,590,912(10)	5.17%
Travis Andrews	421,453(11)	1.36%
Al LaRose, Jr.	2,026,250(12)	6.62%
All directors, director nominees and executive officers, as a group	17,386,020	56.79%

5% Stockholders:

Adam Pulaski	1,818,182	5.94%

*Less than 1% of the outstanding shares of Common Stock.

(1)The address for all officers and directors is c/o Summer Energy Holdings, Inc., 5847 San Felipe Street, Suite 3700, Houston, Texas 77057.

(2)Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).  The percentages are based upon 30,615,833 shares outstanding as of April 10, 2019, except for certain parties who hold stock options and warrants that are presently exercisable or exercisable within 60 days into shares of Common Stock, whose percentages are based upon the sum of shares of Common Stock outstanding as of April 10, 2019 plus the number of shares of Common Stock subject to stock options and warrants that are presently exercisable or exercisable within 60 days held by them, as indicated in the following notes.

(3) Includes 46,479 shares held of record by Boxer Capital, Ltd., a Texas limited partnership.  Mr. Leibman is general partner of Boxer Capital, Ltd. and has sole voting and dispositive power over such shares.  Also includes 1,757,576 shares held of record by MAA Holdings Limited, a Texas limited partnership (in previous filings, MAA Holdings Limited reported its ownership as 1,807,576 which included 50,000 shares which are owned by Mr. Leibman individually and are included in the number shown in the table above for Mr. Leibman).  Mr. Leibman is general partner of MAA Holdings Limited and has sole voting and dispositive power over such shares.  Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Mr. Leibman is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.  Also includes 511,115 shares of Common Stock issuable upon exercise of stock options held by Mr. Leibman.

(4)Includes 610,885 shares held of record by The Jaleea K. Pyle Living Trust.  Ms. George is a trustee of such trust and has voting and dispositive control over securities held by The Jaleea K. Pyle Living Trust.  Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Ms. George is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.  Also includes 215,000 shares of Common Stock issuable upon exercise of stock options held by Ms. George.

(5)Includes 250,000 shares of Common Stock issuable upon exercise of stock options held by Ms. Hanley. Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Ms. Hanley is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.

(6)Includes 1,805,556 shares held of record by GF Holdings, Ltd., a Texas limited partnership.  Mr. Gaylor is the manager of GF Holdings GP, LLC, a Texas limited liability company, which is the general partner of GF Holdings, Ltd.  Mr. Gaylor has voting and dispositive control over securities held by GF Holdings, Ltd.  Also includes 175,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gaylor.

(7)Includes 162,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Meeks.

(8)Includes 162,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Stapleton.

(9)Includes 313,615 shares of Common Stock issuable upon exercise of stock options held by Mr. O’Leary. Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Mr. O’Leary is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.

(10)Includes 1,343,312 shares held of record by The Riva Bursten 2000 Trust.  Mr. Bursten is a trustee of such trust and shares voting and dispositive control over securities held by The Riva Bursten 2000 Trust. Also includes 162,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Bursten.

(11)Includes 325,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Andrews.  Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Mr. Andrews is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.

(12)Includes 2,000,000 shares of Common Stock held of record by LaRose Holdings, LLLP, a Delaware limited liability limited partnership.  Mr. LaRose is the President of the General Partner of such entity and holds sole voting and dispositive control over securities held by such entity.  Also includes 26,250 shares of Common Stock issuable upon exercise of stock options held by Mr. LaRose.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the 2018 fiscal year, all of the Company’s officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that Jaleea George and Angela Hanley filed late Form 4s on January 16, 2018, Jaleea George, Angela Hanley, Neil Leibman and Tom O’Leary filed late Form 4s on February 23, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 31, 2017, Summer Energy Northeast, LLC (“Summer Energy”) entered into a sublease agreement with PDS Management Group, LLC (“PDS”) for office space located at 800 Bering Drive, Suite 250, Houston, Texas.    PDS is 100% owned by Tom O’Leary who is a member of the Company’s Board of Directors.

On November 1, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Summer Northeast and the members of Summer Northeast (the “Members” and the transaction contemplated by the Purchase Agreement, the “Purchase Transaction”) whereby the Company acquired 100% of the issued and outstanding units of membership interest (the “Interests”) of Summer Northeast from the Members.  Several of the Members of Summer Northeast are officers and/or directors of the Company.  The conflicts of interest of officers and/or directors of the Company were disclosed and known to the Board of Directors of the Company.  The terms of the Purchase Agreement and the Purchase Transaction were negotiated, considered and approved by a majority of the disinterested members of the Board.

On November 1, 2017, the Company assumed a Master Revolver Note (“Master Note”) held by Summer Northeast pursuant to the terms of the Purchase Agreement.  Guaranty of the Master Note at origination on July 25, 2017 was made by two members of Summer Northeast (Neil Leibman and Tom O’Leary (the “Guarantors”) who are also members of the Company’s Board (Mr. Leibman is also an executive officer).  In accordance with the provisions of Purchase Agreement, the Company, agreed to replace the letters of credit secured by the Master Note and arranged a release of the guaranty by the Guarantors.   Until such release is effective, the Company agrees to pay monthly interest to the Guarantors, at the lowest applicable federal rate published by the Internal Revenue Service, on the outstanding balance of such credit facility.  The Master Note was paid in full on February 22, 2018 and terminated on July 26, 2018 upon the deactivated of the letter of credit issued to a wholesale provider.

On November 1, 2017, the Company assumed $767,677 of related party debt owed by Summer Northeast to members Tom O’Leary and Neil Leibman pursuant to the terms of the Purchase Agreement.  Messrs. O’Leary and Leibman serve on the Company’s Board and Mr. Leibman is an executive officer.  In accordance with the Amended and Restated Limited Liability Company Agreement of Summer Northeast, the amount of any loan or advance by a member shall not be treated as a contribution to the capital of the lending member but shall be considered debt.   The loan bears interest at the rate of the greater of (i) 12% per annum or (ii) the Prime Rate plus 5%, payable monthly.  The loan was paid in full during the year ended December 31, 2018.

On December 18, 2018, four members of the Company’s Board of Directors, Stuart Gaylor, Andrew Bursten, Tom O’Leary and Neil Leibman (Mr. Leibman is also an executive officer) (collectively, the “Guarantors”) guaranteed a single payment note with Comerica Bank in the amount of $2,900,000.  The Company agreed to pay interest at a rate of 12% for the guarantee provided by the four individuals and such interest is to be paid with the issuance of the Company’s Common Stock.

The Company believes that the foregoing transactions were in the best interests of the Company and its stockholders. As a matter of policy, these transactions were and all future transactions between the Company and its officers, directors, principal stockholders or their affiliates will be approved by a majority of the disinterested members of the Board, on terms no less favorable than could be obtained from unaffiliated third parties and in connection with bona fide business purposes of the Company.

PROPOSAL 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The following proposal is an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers, or a “Say-on-Pay” proposal, as required by Section 14A of the Securities Exchange Act, which was added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by rules of the SEC. The Company presents the resolution set forth below for approval by the stockholders.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. In addition, our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

We encourage you to closely review the compensation of our “Named Executive Officers” as described in this Proxy Statement under “Executive Compensation.” Stockholders are encouraged to read this section of the Proxy Statement, which discusses the compensation of our Named Executive Officers.

We seek to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value.  The Board believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend stockholders vote “FOR” the proposal.  Specifically, stockholders are being asked to approve the following:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon our Board and may not be construed as overruling any decision by the Board or create or imply any additional fiduciary duty by the Board. However, the Board and Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares in this manner.  The Board will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

        THE BOARD RECOMMENDS A VOTE “FOR” THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDER
VOTING ON EXECUTIVE COMPENSATION

Proposal 3 is an advisory, non-binding vote on the frequency of stockholder votes on executive compensation, or a “Say-on-Frequency” proposal, as required by Section 14A of the Securities Exchange Act, which was added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by rules of the SEC. We are asking our stockholders to vote upon a Say-on-Frequency vote at our 2019 Annual Meeting.

In Proposal 2, we asked our stockholders to vote on the compensation of the Company’s Named Executive Officers. Proposal 2 is commonly called a “say-on-pay” proposal. In Proposal 3, stockholders may cast an advisory, non-binding vote on how often the Company should include a say-on-pay proposal in its proxy materials for future annual stockholder meetings or other meetings of stockholders at which directors will be elected and for which the rules of the SEC require executive compensation disclosure pursuant to Item 402 of Regulation S-K. The vote on this proposal is not binding on the Company but will be considered by the Company as it administers its executive compensation program. Stockholders may vote for a frequency of say-on-pay votes of one, two, or three years, or may abstain from voting. The Board recommends that a non-binding advisory vote to approve the compensation of its executive officers as described in its annual proxy statements occur every three years. The Board believes that holding this vote every three years will be the most effective timeframe because it will provide the Board and the Compensation Committee with sufficient time to evaluate the results of a say-on-pay vote, engage with its stockholders following each such vote, if appropriate, to understand any concerns the Company’s stockholders may have, and to implement any changes they deem appropriate in response to the vote results.

Stockholders should note that their views on compensation are not binding on the Company. This vote also will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. The Board may, however, take into account the outcome of the vote when considering when to present stockholders with a resolution to approve executive compensation.

Stockholders may vote for a frequency of Say-on-Pay votes of one, two, or three years, or may abstain from voting.

While our executive compensation program is designed to promote a long-term connection between compensation and performance, our Board recognizes that executive compensation decisions and disclosures are made annually. However, after careful consideration, our Board of Directors believes the presentation of a resolution to approve the compensation of our executives should be presented to stockholders for an advisory vote every three years.

        THE BOARD RECOMMENDS A VOTE FOR THE “THREE YEARS” OPTION WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDERS’ VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, acting upon the recommendation of the Audit Committee, has appointed Whitley Penn LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2019. Whitley Penn LLP has audited the accounts and records of the Company since 2017. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2019.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

LBB & Associates Ltd., LLP audited the Company’s financial statements from 2011 through August 21, 2017.  The aggregate fees for professional services rendered by LBB & Associates Ltd., LLP for the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q billed during the fiscal year ended December 31, 2017 were $113,750.

Whitley Penn LLP was engaged on August 21, 2017.  The aggregate fees for professional services rendered by Whitley Penn LLP for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q billed during the fiscal year ended December 31, 2017 were $41,899.

The aggregate fees for professional services rendered by Whitley Penn LLP for the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q billed during the fiscal year ended December 31, 2018, were $134,669.

Audit-related Fees

There were no fees for audit-related services rendered by either LBB & Associates Ltd., LLP or Whitley Penn LLP for consents and other assurance services during the during the fiscal years ended December 31, 2017 and 2018.  Audit-related services rendered, consents and other assurance services billed to the Company by LBB & Associates during the fiscal years ended December 31, 2018 were $4,100.

Tax Fees

There were no fees for tax services rendered by either LBB & Associates Ltd., LLP or Whitley Penn LLP during the fiscal years ended December 31, 2017 and 2018. Income tax return preparation services were provided by another firm in both years.

All Other Fees

There were no other fees for other services rendered by either LBB & Associates Ltd., LLP or Whitley Penn LLP during fiscal years ended December 31, 2017 and 2018.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable SEC rules. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the professional services rendered by LBB & Associates Ltd., LLP and Whitley Penn LLP for the fiscal year ended December 31, 2017, and rendered by Whitley Penn LLP for the fiscal year ended December 31, 2018, were pre-approved by the Audit Committee of our Board in accordance with applicable SEC rules.

We do not expect representatives of Whitley Penn LLP to be present at the Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board in the oversight of all aspects of our financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2018 with management.

The Audit Committee also reviewed with Whitley Penn LLP, our independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Auditing Standard No. 16, Communication with Audit Committees). The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications with Audit Committees Concerning Independence (Rule 3526).” The Audit Committee has also considered whether the provision of non-audit services by Whitley Penn LLP is compatible with their independence, although there were none.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

No portion of the information in this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

By the Audit Committee,

James P. Stapleton, Chairperson

Stuart Gaylor

J. Mace Meeks

April 26, 2019

ANNUAL REPORT

The Company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2018, accompanies this Proxy Statement or is available via the Internet at www.colonialstock.com/summer2019 or www.sec.gov.

IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018. REQUESTS SHOULD BE MAILED TO THE SECRETARY, SUMMER ENERGY HOLDINGS, INC., 5847 SAN FELIPE STREET, SUITE 3700, HOUSTON, TEXAS 77057.

INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.COLONIALSTOCK.COM/SUMMER2019 OR WWW.SEC.GOV. INFORMATION INCLUDED ON THE COLONIAL STOCK WEBSITE OR THE COMPANY’S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors,

SUMMER ENERGY HOLDINGS, INC.

/s/ Stuart C. Gaylor

Stuart C. Gaylor

Chairman of the Board

Houston, Texas

April 26, 2019

Summer Energy Holdings, Inc.

5847 San Felipe Street, Suite 3700

Houston, Texas 77057

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Neil M. Leibman and Jaleea P. George the attorney, agent and proxy of the undersigned (the “Proxies”), with full power of substitution, to vote all stock of Summer Energy Holdings, Inc. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held June 7, 2019, at 8:30 a.m. Central Standard Time at 5847 San Felipe Street, Suite 3700, Houston, Texas 77057, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

1.ELECTION OF DIRECTORS:

☐FOR all nominees listed below (except as marked to the contrary below)	☐WITHHOLD AUTHORITY To vote for all nominees listed below

Election of the following nominees as Class I directors:  J. Mace Meeks, Andrew Bursten and Al LaRose, Jr..

(Instructions:  To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

2.APPROVAL, BY NON-BINDING VOTE, OF EXECUTIVE COMPENSATION:

☐FOR	☐AGAINST	☐ABSTAIN

Approval, by non-binding vote, of executive compensation.

_______________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 3 YEARS ON PROPOSAL 3

3.RECOMMENDATION, BY NON-BINDING VOTE, ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES:

☐1 YEAR	☐2 YEARS	☐3 YEARS	☐ABSTAIN

Recommendation, by non-binding vote, on the frequency of executive compensation votes.

________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

4.RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

☐FOR	☐AGAINST	☐ABSTAIN

Ratification of the appointment of Whitley Penn, LLP as the Company’s independent auditors.

_________________

5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4 AND FOR 3 YEARS FOR PROPOSAL 3.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:

______________________________________, 2019

(Signature)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person

PLEASE SIGN THIS CARD AND RETURN PROMPTLY. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.